UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

PHYSICIANS REMOTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

        Florida                           333-131599                     22-391407

(State or other jurisdiction Incorporated)     (Commission File No.)     (I.R.S. Employer  Identification No.)

550 Chemin du Golf, Suite 202,      Ile des Soeurs,      Quebec, Canada,   H3E 1A8.

(Address of principal executive offices)                                                 (Postal Code)

Registrant's telephone number, including area code:   514-380-5353

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2007 the Registrant entered into an agreement to acquire all the issue and outstanding common shares of Valtech Communications Inc., a Canadian corporation, in consideration of 40,000,000 shares of the Registrant’s common stock.  The effective date of the acquisition was June 2, 2008.

Valtech owns and operates a triple play (telephone, Internet and TV channels distribution) network. It presently offers its fast growing retail customer base IP telephony, internet bandwidth in 5 and 10 Mbp increments and 83 television channels. Valtech also services hotel and retirements homes by offering bulk long term agreements to its commercial customers.

Valtech has chosen Ericsson's (NasdaqGS:ERIC - News) IPTV solution as part of the expansion of its technology base. Using Ericsson's IPTV technology, Valtech will be able to provide new and value-added television services to its customers. The Ericsson solution consists of next-generation broadband access, multi-service edge routers, world-leading video compression, IPTV middleware, and content distribution platforms. The next-generation broadband infrastructure makes it much easier to combine data, voice and video services. The solution will enable Valtech to offer a wide range of standard, high-definition broadcast channels and interactive services. Ericsson's IPTV solution will bring personalized and interactive multimedia services that are beyond today's broadcast-TV experience.

ITEM 9.01  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

2.01

Plan of Acquisition of VALTECH COMMUNICATIONS INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHYSICIANS REMOTE SOLUTIONS, INC.

Date:  June 3, 2008

By: /s/ Rene Arbic

Rene Arbic

Chef Executive Officer